FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported November 5, 2001.


                            HIGH PLAINS CORPORATION

             (Exact name of registrant as specified in its charter)


Kansas                                                               #1-8680
(State or other jurisdiction of                             (Commission File
incorporation)                                                       Number)



200 W. Douglas                                                   #48-0901658
Suite #820                                                     (IRS Employer
Wichita, Kansas  67202                                   Identification No.)
(Address of principal
executive offices)


                                  (316) 269-4310
                         (Registrant's telephone number)


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Item 5  Other Information

Wichita, KS, November 5, 2001 -- High Plains Corporation (Nasdaq: HIPC) today announced earnings of $61,048 for its first fiscal quarter ended September 30, 2001, reporting a profitable quarter in spite of the extended startup required after the completion of the expansion at its York, Nebraska facility.

The Company reported nominal net earnings of $61,048 on revenues of $43,237,455, compared with net earnings of $1,297,597, on revenues of $29,181,796, for the quarter ended September 30, 2000. Additional financial details for the quarters are shown in the table below.

Gary R. Smith, President and CEO of High Plains, cited the downtime associated with the expansion and subsequent startup of the Company's York, Nebraska facility as the primary reason that earnings for the quarter were lower than prior quarters. "We lost over three million gallons of production while we were down. We had expected and budgeted for a one million gallon shortfall, but there were unexpected difficulties encountered when the plant resumed production. The plant has now produced intermittently at the expanded design rate of 50 million gallons per year. While production at this rate is not yet continuous, we are improving production consistency, and we still expect a strong second quarter of production and profitability," said Smith.

The Company will not be holding an earnings conference call at this time.

Based in Wichita, Kansas, High Plains Corporation is among the nation's largest producers of ethanol. The company operates facilities in Colwich, Kansas, York, Nebraska, and Portales, New Mexico.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation risks of fluctuations in feedstock commodity prices, changes in the market prices or demand for motor fuels and Ethanol, legislative changes regarding air quality, fuel specifications or incentive programs, as well as general market conditions, competition and pricing. The Company believes that forward-looking statements made by it are based upon reasonable expectations. However, no assurances can be given that actual results will not differ materially from those contained in such forward-looking statements. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including its annual 10-K, Proxy Statement and quarterly 10-Q filings, copies of which are available from the Company without charge.


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                            High Plains Corporation
                            Statement of Operations
                                 (Unaudited)
                Three Months Ended September 30, 2001 and 2000


                                  Three Months       Three Months
                                     ended              ended
                               September 30, 2001  September 30, 2000


Net Sales and revenues           $ 43,237,455        $ 29,181,796

Cost of goods sold                 42,008,612          25,909,342

   Gross profit                     1,228,843           3,272,454

Selling, general and
administrative expense                834,377             804,813

   Operating income/(loss)            394,466           2,467,641

Other income/(expense
 Interest expense                    (349,286)           (489,302)
  Interest and other income            55,189              97,816
  (Loss)/gain on sales of assets         (340)                 --

                                     (294,437)           (391,486)

Net income/(loss) before
  income taxes                        100,029           2,076,155

Income tax expense                    (38,981)           (778,558)

Net earnings/(loss)              $     61,048        $  1,297,597

Basis and diluted
  earnings/(loss) per share      $        .00        $        .08



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:     November 5, 2001                 HIGH PLAINS CORPORATION

                                           /s/Gary R. Smith
                                           President & CEO